Monthly Statements to the Securityholders
Pursuant to Section 4.01 of the Sale and Servicing Agreement

Wachovia Asset Securitization Inc
2003-HE2

Monthly Period	July 1, 2004 through July 31, 2004
Payment Date	August 25, 2004
Period	Managed
Pool Balance		Factor per Original
Beginning	$1,055,064,283.11	0.844028921
Ending	$1,032,153,056.22	0.825700428

Change	$22,911,226.89	0.018328493
A-I-1 Notes
Beginning	$336,441,556.14	0.841103890
Ending	$329,795,426.67	0.824488567

Change	$6,646,129.47	0.016615324
A-II-1 Notes
Beginning	$620,203,647.77	0.826938197
Ending	$605,852,091.22	0.807802788

Change	$14,351,556.55	0.019135409
A-II-2
Beginning	$82,693,819.70	0.826938197
Ending	$80,780,278.83	0.807802788

Change	$1,913,540.87	0.019135409
Additional Balance Increase Amount
Beginning	$—
Ending	$—

Change	$—
Certificate
Beginning	$—
Ending	$—

Change	$—

Interest Shortfall Event?	No
Stepdown Event?	No
Yield Maintenance Event?	No
Deficiency Amount Event?	No
Interest Distributions		Factor per 1000
A-I-1	$479,429.22	1.1985730
A-II-1	$883,790.20	1.1783869
A-II-2	$104,745.50	1.0474550
Enhancer Premium	$129,917.38
Interest Rates
A-I-1 WAC	4.15%
A-II-1 & A-II-2 WAC	4.18%
Libor	1.4500%
Libor + 26 bps	1.7100%
Auction Rate	1.5200%
A-I-1 & A-II-1 Note Rate	1.7100%
A-II-2 Note Rate	1.5200%
Principal Distributions		Factor per 1000
A-I-1	$6,646,129.47	16.6153236750
A-II-1	$14,351,556.55	19.1354087294
A-II-2	$1,913,540.87	19.1354087294
Certificate	$—
Funding Account Balance
Group 1	$—
Group 2	$—
Liquidation Loss Amounts
Group 1	$—
Aggregate Liquidation Losses	$(54,066.81)
Group 2	$(48,900.07)
Aggregate Liquidation Losses	$(307,099.82)
Enhancer Premium	$129,917.38
Aggregate Note Balance	$1,016,427,796.72
Target Overcollateralization Amount	$15,725,259.50
Overcollateralization Amount	$15,725,259.50
Excess to Certificateholder	$1,468,608.51
Net Excess Spread Percentage	2.465%
2-month Rolling Average Net Excess Percentage	2.539%
3-month Rolling Average Net Excess Percentage	2.630%

Wachovia Bank, National Association
as Servicer

Group 1 Pool			Group 2 Pool
Aggregate Amount Collected for the Collection Period
Principal	$13,670,895.17		Principal	$35,298,880.47
Net Interest	$987,175.48		Net Interest	$2,079,315.34
Substitution Adjustments	$—		Substitution Adjustments	$—
Aggregate Substitutions	$(138,221.76)		Aggregate Substitutions	$352,571.26
Beginning Balance	$341,473,639.18		Beginning Balance	$713,590,643.93
Ending Balance	$334,827,509.71		Ending Balance	$697,325,546.51

Net	$6,646,129.47		Net	$16,265,097.42
Principal Collections	$(13,670,895.17)		Principal Collections	$(35,298,880.47)
Net Draws	$7,024,765.70		Net Draws	$19,033,783.05
Net Principal	$(6,646,129.47)		Net Principal	$(16,265,097.42)
Gross Interest	$1,129,456.16		Gross Interest	$2,376,644.77
Servicing Fee	$(142,280.68)		Servicing Fee	$(297,329.43)

Net Interest	$987,175.48		Net Interest	$2,079,315.34
Enhancer Premium	$(42,055.19)		Enhancer Premium	$(87,862.18)
Note Interest	$(479,429.22)		Note Interest	$(988,535.70)

Excess Spread	$465,691.06		Excess Spread	$1,002,917.45
Additional Balance Inc.	$—		Additional Balance Inc.	$—
Group Excess	$465,691.06		Group Excess	$1,002,917.45
Transfer (to) from Group 2	$—		Transfer (to) from Group 1	$—
Excess to Certificate	$465,691.06		Excess to Certificate	$1,002,917.45
Delinquencies
30 - 59 Days Past Due	8	$258,016.27	30 - 59 Days Past Due	9	$295,862.68
60 - 89 Days Past Due	1	$201,003.35	60 - 89 Days Past Due	2	$232,343.71
90 - 119 Days Past Due	—	$—	90 - 119 Days Past Due	2	$33,539.57
120 - 149 Days Past Due	—	$—	120 - 149 Days Past Due	1	$37,619.93
150 - 179 Days Past Due	—	$—	150 - 179 Days Past Due	1	$151,483.52
180 + Days Past Due	—	$—	180 + Days Past Due	1	$100,259.50
Foreclosures (included in aging above)	—	$—	Foreclosures (included in aging above)	5	831,185
REO	—	$—	REO	—	—
Funding Account
Beginning	$—		Beginning	$—
Deposit	$—		Deposit	$—

Ending	$—		Ending	$—
Target O/C Amount	$5,032,083.04		Target O/C Amount	$10,693,176.46
O/C Amount	$5,032,083.04		O/C Amount	$10,693,176.46
Gross CPR (Annualized)	38.756%		Gross CPR (Annualized)	45.552%
Net CPR (Annualized)	21.011%		Net CPR (Annualized)	24.107%
Draw Rate (Annualized)	22.076%		Draw Rate (Annualized)	27.706%
WAM	216.97		WAM	213.63
Age	18.40		Age	19.33